                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                         TRUE NORTH COMMUNICATIONS INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.33 1/3 per share (the "Shares"), of True North Communications Inc., a Delaware corporation (the "Company"), or, if applicable, certificates ("Rights Certificates") for the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of November 16, 1988 between the Company and Harris Trust and Savings Bank, as Rights Agent (as the same may be amended, the "Rights Agreement"), are not immediately available (including, if a Distribution Date (as defined in the Offer to Purchase (as defined below)) has occurred, but Rights Certificates have not yet been distributed by the Company) or time will not permit all required documents to reach IBJ Schroder Bank & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ SCHRODER BANK & TRUST COMPANY

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
             By Mail:                       By Facsimile:             By Hand or Overnight Delivery:
           P.O. Box 84                 (for eligible financial               One State Street
      Bowling Green Station              institutions only):             New York, New York 10004
  New York, New York 10274-0084             (212) 858-2611             Attn: Securities Processing
 Attn: Reorganization Department                                          Window, Sub-cellar One
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                        Confirm Facsimile by Telephone:
                                 (212) 858-2103

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Publicis S.A., a societe anonyme organized under the laws of France (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 16, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and the number of Rights indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
Number of
  Shares: ------------------------ Shares             Name(s) of Record Holder(s):
                                                      -------------------------

Number of
  Rights: _________________________ Rights
                                                      ------------------------------------------------

Certificate No(s). (if available):
-------------------------------------------------     Address(es):
                                                      ------------------------------------------------

-------------------------------------------------     ------------------------------------------------

-------------------------------------------------     ------------------------------------------------

If Share(s) or Right(s) will be tendered by book-     Area Code and Telephone Number(s):
                                                      ------------------------------------------------
entry transfer, check one box.
  [ ] The Depository Trust Company
                                                      ------------------------------------------------
  [ ] Philadelphia Depository Trust Company           Signature(s):
                                                      ------------------------------------------------

Account Number:
-------------------------------------------------
                                                      ------------------------------------------------

Date:
-------------------------------------------------
                                                      ------------------------------------------------
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (a) represents that the tender of Shares and/or Rights effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares and/or Rights, in proper form for transfer, or, in the case of book-entry delivery of Shares and, if available, Rights, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares and, if available, Rights, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within (a) in the case of Shares, three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of this Notice of Guaranteed Delivery or (b) in the case of Rights, a period ending on the later of (i) three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery and (ii) three business days after the date Rights Certificates are distributed to holders of Shares by the Company.

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
Name of Firm:
------------------------------------------------      -------------------------------------------------
                                                      (Authorized Signature)

Address:                                              Title:
------------------------------------------------      -------------------------------------------------

                                                      Name:
                                                      -------------------------------------------------
------------------------------------------------

Area Code and
                                                      -------------------------------------------------
                                                      (Please type or print)
Telephone Number:
------------------------------------------------

                                                      Date:
                                                      -------------------------------------------------
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     NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE OF
GUARANTEED DELIVERY. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR
LETTER OF TRANSMITTAL.